EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of iBio, Inc. and Subsidiaries of our reports, dated September 18, 2018, on our audits of the consolidated financial statements of iBio, Inc. and Subsidiaries as of June 30, 2018 and 2017 and for the years then ended, which report is included in the Annual Report on Form 10-K of iBio, Inc. for the year ended June 30, 2018.

/s/ CohnReznick LLP

Roseland, New Jersey

January 15, 2019